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                                                                      EXHIBIT 11

                      COMPUTATION OF LOSS PER COMMON SHARE

                                                           2000           1999           1998
                                                       ------------   ------------   ------------
BASIC AND DILUTED WEIGHTED
  AVERAGE COMMON SHARES..............................    78,452,813     60,109,133     50,502,503
                                                       ============   ============   ============
NET LOSS.............................................  $(12,310,895)  $(10,650,832)  $ (7,856,136)
Deduct required dividends on convertible preferred
  stock, Series A....................................         2,650          2,650          2,823
Deduct required dividends on convertible preferred
  stock, Series D....................................            --             --        169,221
Deduct required dividends on convertible preferred
  stock, Series E....................................            --             --        127,918
Deduct required dividends on convertible preferred
  stock, Series F....................................            --             --        524,416
Deduct required dividends on convertible preferred
  stock, Series G....................................            --             --        708,139
Deduct required dividends on convertible preferred
  stock, Series H....................................            --        676,498        733,681
Deduct required dividends on convertible preferred
  stock, Series I....................................         2,699        322,774        232,154
                                                       ------------   ------------   ------------
LOSS ATTRIBUTABLE TO COMMON STOCK....................  $(12,316,244)  $(11,652,754)  $(10,354,488)
                                                       ============   ============   ============
BASIC AND DILUTED LOSS PER
  COMMON SHARE, after deduction for required
  dividends on convertible preferred stock...........  $      (0.16)  $      (0.19)  $      (0.21)
                                                       ============   ============   ============